Exhibit 10.41

AMENDED AND RESTATED ADVISORY AGREEMENT

BY AND AMONG

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.,

GRIFFIN CAPITAL ESSENTIAL ASSET OPERATING PARTNERSHIP II, L.P.

AND

GRIFFIN CAPITAL ESSENTIAL ASSET ADVISOR II, LLC

AMENDED AND RESTATED ADVISORY AGREEMENT

THIS AMENDED AND RESTATED ADVISORY AGREEMENT, dated as of September 20, 2017, is entered into among GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC., a Maryland corporation (the “Company”), GRIFFIN CAPITAL ESSENTIAL ASSET OPERATING PARTNERSHIP II, L.P., a Delaware limited partnership (the “Operating Partnershipˮ) and GRIFFIN CAPITAL ESSENTIAL ASSET ADVISOR II, LLC, a Delaware limited liability company (the “Advisor”).

W I T N E S S E T H

WHEREAS, the Company, the Operating Partnership and the Advisor are parties to an Advisory Agreement dated July 31, 2014, as amended by that certain Amendment No. 1 to Advisory Agreement dated March 18, 2015, Amendment No. 2 to Advisory Agreement dated November 2, 2015, Amendment No. 3 to Advisory Agreement dated December 16, 2015, Amendment No. 4 to Advisory Agreement dated February 9, 2016 and Amendment No. 5 to Advisory Agreement dated June 14, 2017 (collectively, the "Original Advisory Agreement"), pursuant to which the Advisor agreed to provide certain services to the Company and the Operating Partnership, and the Company agreed to provide certain compensation to the Advisor in exchange for such services;

WHEREAS, the Company, the Operating Partnership and the Advisor now desire to amend and restate the Original Advisory Agreement;

WHEREAS, the Company has qualified as a REIT, and invests its funds in investments permitted by the terms of the Company’s charter and Sections 856 through 860 of the Code;

WHEREAS, the Company is the general partner of the Operating Partnership;

WHEREAS, the Company has filed with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-11 (No. 333-217223) (the “Registration Statement”) covering the issuance of Common Stock, and the Company may subsequently issue additional shares of Common Stock;

WHEREAS, the Company and the Operating Partnership desire to avail themselves of the experience, sources of information, advice, assistance and certain facilities available to the Advisor and its Affiliates and to have the Advisor undertake the duties and responsibilities hereinafter set forth, on behalf of, and subject to the supervision of the Board of Directors of the Company, all as provided herein; and

WHEREAS, the Advisor is willing to undertake to render such services, subject to the supervision of the Board of Directors, on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

As used in this Advisory Agreement, the following terms have the definitions hereinafter indicated:

“Acquisition Expenses” means expenses incurred by the Company, the Operating Partnership, the Advisor or any of their affiliates in connection with the sourcing, selection, evaluation and acquisition of, and investment in, Properties, whether or not acquired or made, including but not limited to legal fees and expenses, travel and communications expenses, costs of financial analysis, appraisals and surveys, nonrefundable option payments on Property not acquired, accounting fees and expenses, computer use-related expenses, architectural and engineering reports, environmental reports, title insurance and escrow fees, and personnel and other direct expenses related to the selection and acquisition of Properties.

“Advisor” means the Person responsible for directing or performing the day-to-day business affairs of the Company and the Operating Partnership, including a Person to which an Advisor subcontracts substantially all such functions. The Advisor is Griffin Capital Essential Asset Advisor II, LLC or any Person which succeeds it in such capacity.

“Advisory Agreement” means this Amended and Restated Advisory Agreement between the Company, the Operating Partnership and the Advisor pursuant to which the Advisor will direct or perform the day-to-day business affairs of the Company and the Operating Partnership, as it may be further amended or restated from time to time.

“Advisory Fee” means the monthly fee paid to the Advisor in the amount established pursuant to Section 9.2 for the services provided to the Company and the Operating Partnership described in Article IV.

“Affiliate” or “Affiliated” means, as to any individual, corporation, partnership, trust, limited liability company or other legal entity (other than the Company): (a) any Person or entity, directly or indirectly owning, controlling, or holding with power to vote ten percent (10%) or more of the outstanding voting securities of another Person or entity; (b) any Person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with power to vote, by such other Person; (c) any Person or entity directly or indirectly through one or more intermediaries controlling, controlled by, or under common control with another Person or entity; (d) any officer, director, general partner or trustee of such Person or entity; and (e) if such other Person or entity is an officer, director, general partner, or trustee of a Person or entity, the Person or entity for which such Person or entity acts in any such capacity.

“Assets” means any and all GAAP assets including but not limited to all real estate investments (real, personal or otherwise), tangible or intangible, owned or held by, or for the account of, the Company or the Operating Partnership, whether directly or indirectly through another entity or entities, including Properties.

“Average Invested Assets” means, for a specified period, the average of the aggregate GAAP basis book carrying values of the Assets invested, directly or indirectly, in equity interests in and loans secured, directly or indirectly, by real estate before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period.

“Board of Directors” or “Board” means the individuals holding such office, as of any particular time, under the Charter of the Company, whether they are the Directors named therein or additional or successor Directors.

“Bylaws” means the bylaws of the Company, as the same may be amended from time to time.

“Charter” means the charter of the Company, including the articles of incorporation and all articles of amendment, articles of amendment and restatement, articles supplementary and other modifications thereto as filed with the State Department of Assessments and Taxation of the State of Maryland.

“Class I Common Stock” has the meaning set forth in the Charter.

“Class I Unit” has the meaning set forth in the Operating Partnership Agreement.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

“Common Stock” means shares of the Company’s common stock, $0.001 par value per share, the terms and conditions of which are set forth in the Charter.

“Company” means Griffin Capital Essential Asset REIT II, Inc., a corporation organized under the laws of the State of Maryland.

“Contract Purchase Price” means the amount actually paid or allocated in respect of the purchase, development, construction, or improvement of a Property, exclusive of Acquisition Expenses or any fees, if ever applicable.

“Dealer Manager” means Griffin Capital Securities, LLC, an Affiliate of the Advisor, or such other Person or entity selected by the Board of Directors to act as the dealer manager for the offering of the Stock. Griffin Capital Securities, LLC is a member of the Financial Industry Regulatory Authority.

“Director” means an individual who is a member of the Board of Directors.

“Distribution Reinvestment Plan” means the distribution reinvestment plan of the Company approved by the Board and as set forth in the Prospectus.

“Distributions” means any dividends or other distributions of money or other property paid by the Company to the holders of Common Stock or preferred stock, including dividends that may constitute a return of capital for federal income tax purposes.

“Excess Amount” has the meaning set forth in Section 10.3(c) hereof.

“Excess Expense Guidelines” has the meaning set forth in Section 10.3(c) hereof.

“Expense Year” has the meaning set forth in Section 10.3(c) hereof.

“GAAP” means generally accepted accounting principles consistently applied as used in the United States.

“GCEAR” means Griffin Capital Essential Asset REIT, Inc.

“Gross Proceeds” means the aggregate purchase price of all Stock sold for the account of the Company, including Stock sold pursuant to the Distribution Reinvestment Plan, without deduction for Selling Commissions, volume discounts, fees paid to the Dealer Manager or other Organizational and Offering Expenses. Gross Proceeds does not include Stock issued in exchange for OP Units.

“Independent Director” means a Director who is not, and within the last two (2) years has not been, directly or indirectly associated with the Advisor or the Sponsor by virtue of (a) ownership of an interest in the Advisor, the Sponsor or their Affiliates, (b) employment by the Advisor, the Sponsor or their Affiliates, (c) service as an officer or director of the Advisor, the Sponsor or their Affiliates, (d) performance of services, other than as a Director, for the Company, (e) service as a director or trustee of more than three (3) real estate investment trusts organized by the Advisor or the Sponsor or advised by the Advisor, or (f) maintenance of a material business or professional relationship with the Advisor, the Sponsor or any of their Affiliates. A business or professional relationship is considered material if the gross revenue derived by the Director from the Advisor, the Sponsor and Affiliates exceeds five percent (5%) of either the Director’s annual gross revenue during either of the last two (2) years or the Director’s net worth on a fair market value basis. An indirect relationship shall include circumstances in which a Director’s spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law or brothers- or sisters-in-law are or have been associated with the Advisor, the Sponsor, any of their Affiliates or the Company or the Operating Partnership.

“Independent Valuation Advisor” means a firm that is (i) engaged to a substantial degree in the business of conducting valuations on commercial real estate properties, (ii) not affiliated with the Advisor and (iii) engaged by the Company with the approval of the Board to appraise the Properties or other assets or liabilities pursuant to the Valuation Procedures.

“Joint Venture” or “Joint Ventures” means those joint venture or general partnership arrangements in which the Company or the Operating Partnership is a co-venturer or general partner which are established to acquire Properties.

“NASAA” means the North American Securities Administrators Association, Inc.

“NASAA Net Income” means for any period, the total revenues applicable to such period, less the total expenses applicable to such period excluding additions to reserves for depreciation, bad debts or other similar non-cash reserves; provided, however, NASAA Net Income for purposes of calculating total allowable Operating Expenses shall exclude the gain from the sale of the Company’s or the Operating Partnership’s Assets.

“NASAA REIT Guidelines” means the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association, Inc. as revised and adopted by the NASAA membership on May 7, 2007, as may be amended from time to time.

“NAV” means the Company’s net asset value, calculated pursuant to the Valuation Procedures.

“Offering” means an offering of Stock that is registered with the SEC, excluding Stock offered under any employee benefit plan.

“Operating Expenses” means all direct and indirect costs and expenses incurred by the Company, as determined under GAAP, which in any way are related to the operation of the Company or to Company business, including advisory fees, but excluding (a) the expenses of raising capital such as Organizational and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and listing of the Stock on a national securities exchange, (b) interest payments, (c) taxes, (d) non-cash expenditures such as depreciation, amortization and bad debt reserves, (e) Acquisition Expenses or any fees, if ever applicable,” (f) real estate commissions on the Sale of Property, and other expenses connected with the acquisition and ownership of real estate interests, mortgage loans, or other property (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair, and improvement of property) and (g) any incentive fees which may be paid in compliance with the NASAA REIT Guidelines. The definition of “Operating Expenses” set forth above is intended to encompass only those expenses which are required to be treated as Operating Expenses under the NASAA REIT Guidelines. As a result, and notwithstanding the definition set forth above, any expense of the Company which is not an Operating Expense under the NASAA REIT Guidelines shall not be treated as an Operating Expense for purposes hereof.

“Operating Partnership” means Griffin Capital Essential Asset Operating Partnership II, L.P., a Delaware limited partnership.

“Operating Partnership Agreement” means the Third Amended and Restated Limited Partnership Agreement of the Operating Partnership, as amended and restated from time to time.

“OP Unit” means a unit of limited partnership interest in the Operating Partnership.

“Organizational and Offering Expenses” means any and all costs and expenses incurred by the Company, the Advisor or any Affiliate of either in connection with and in preparing the Company for registration of and subsequently offering and distributing its Stock to the public, which may include but are not limited to total underwriting and brokerage discounts and commissions (including fees of the underwriters’ attorneys), legal, accounting and escrow fees, expenses for printing, engraving, amending, supplementing and mailing, distribution costs, compensation to employees while engaged in registering, marketing and wholesaling the Stock, telegraph and telephone costs, all advertising and marketing expenses (including the costs related to investor and broker-dealer sales meetings), charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, and fees, expenses and taxes related to the filing, registration and qualification of the sale of the Securities under Federal and State laws, including accountants’ and attorneys’ fees and other accountable offering expenses. Organizational and Offering Expenses may include, but are not limited to: (a) costs and expenses of conducting training and educational conferences and seminars; (b) costs and expenses of attending broker-dealer sponsored retail seminars or conferences; (c) amounts to reimburse the Advisor for all marketing related costs and expenses such as compensation to and direct expenses of the Advisor’s employees or employees of the Advisor’s Affiliates in connection with registering and marketing the Stock, including, but not limited to, the senior management team and various other legal, accounting and finance employees and administrative overhead allocated to these employees; (d) travel and entertainment expenses related to the offering and marketing of the Stock; (e) facilities and technology costs, insurance expenses and other costs and expenses associated with the offering and to facilitate the marketing of the Stock including web site design and management; and (f) payment or reimbursement of bona fide due diligence expenses.

“Original Advisory Agreement” has the meaning set forth in the Recitals hereof.

“Person” shall mean any natural person, partnership, corporation, association, trust, limited liability company or other legal entity.

“Property” or “Properties” means the real properties or real estate investments which are acquired by the Company either directly or through the Operating Partnership, Joint Ventures, partnerships or other entities.

“Property Manager” means any entity that has been retained to perform and carry out at one or more of the Properties property management services.

“Prospectus” means any document, notice, or other communication satisfying the standards set forth in Section 10 of the Securities Act, and contained in a currently effective registration statement filed by the Company with, and declared effective by, the SEC, or if no registration statement is currently effective, then the Prospectus contained in the most recently effective registration statement.

“Registration Statement” means a registration statement filed by the Company with the Securities and Exchange Commission on Form S-11, as amended from time to time, in connection with an Offering.

“REIT” means a corporation, trust or association which is engaged in investing in equity interests in real estate (including fee ownership and leasehold interests and interests in partnerships and Joint Ventures holding real estate) or in loans secured by mortgages on real estate or both and that qualifies as a real estate investment trust under the REIT Provisions of the Code.

“REIT Provisions of the Code” means Sections 856 through 860 of the Code and any successor or other provisions of the Code relating to real estate investment trusts (including provisions as to the attribution of ownership of beneficial interests therein) and the regulations promulgated thereunder.

“Sale” or “Sales” means any transaction or series of transactions whereby: (a) the Operating Partnership sells, grants, transfers, conveys or relinquishes its ownership of any Property or portion thereof, including the lease of any Property consisting of the building only, and including any event with respect to any Property which gives rise to a significant amount of insurance proceeds or condemnation awards; (b) the Operating Partnership sells, grants, transfers, conveys or relinquishes its ownership of all or substantially all of the interest of the Operating Partnership in any Joint Venture in which it is a co-venturer or partner; (c) any Joint Venture in which the Operating Partnership is a co-venturer or partner sells, grants, transfers, conveys or relinquishes its ownership of any Property or portion thereof, including any event with respect to any Property which gives rise to insurance claims or condemnation awards; (d) the Operating Partnership sells, grants, conveys, or relinquishes its interest in any asset, or portion thereof, including any event with respect to any asset which gives rise to a significant amount of insurance proceeds or similar awards; or (e) the Operating Partnership sells or otherwise disposes of or distributes all of its assets in liquidation of the Operating Partnership.

“Securities” means any class or series of units or shares of the Company or the Operating Partnership, including common shares or preferred units or shares and any other evidences of equity or beneficial or other interests, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “Securities” or any certificates of interest, shares or participations in, temporary or interim certificates for, receipts for, guarantees of, or warrants, options or rights to subscribe to, purchase or acquire, any of the foregoing.

“Securities Act” means the Securities Act of 1933, as amended.

“Selling Commissions” means any and all commissions payable to underwriters, dealer managers or other broker-dealers in connection with the sale of Stock, including, without limitation, commissions payable to the Dealer Manager.

“Sponsor” means Griffin Capital Company, LLC, a Delaware limited liability company.

“Stock” means shares of stock of the Company of any class or series, including Common Stock, preferred stock or shares-in-trust.

“Stockholders” means the registered holders of the Company’s Stock.

“Termination Date” means the date of termination of this Advisory Agreement.

“Valuation Procedures” means the valuation procedures adopted by the Board, as may be amended from time to time.

ARTICLE II
APPOINTMENT

The Company, through the powers vested in the Board of Directors including a majority of all Independent Directors, and the Operating Partnership, hereby appoint the Advisor to serve as its advisor and asset manager on the terms and conditions set forth in this Advisory Agreement, and the Advisor hereby accepts such appointment. The Advisor undertakes to use commercially reasonable efforts to present to the Company and the Operating Partnership potential investment opportunities and to provide a continuing and suitable investment program consistent with the investment objectives and policies of the Company as determined and adopted from time to time by the Board.
ARTICLE III
AUTHORITY OF THE ADVISOR

Section 3.1    General.     All rights and powers to manage and control the day-to-day business and affairs of the Company and the Operating Partnership shall be vested in the Advisor. The Advisor shall have the power to delegate all or any part of its rights and powers to manage and control the business and affairs of the Company and the Operating Partnership to such officers, employees, Affiliates, agents and representatives of the Advisor, the Company or the Operating Partnership as it may from time to time deem appropriate. Any authority delegated by the Advisor to any other Person shall be subject to the limitations on the rights and powers of the Advisor specifically set forth in this Advisory Agreement, the Charter, the Bylaws and the Operating Partnership Agreement.

Section 3.2    Powers of the Advisor. Subject to the express limitations set forth in this Advisory Agreement and subject to the supervision of the Board, the power to direct the management, operation and policies of the Company and the Operating Partnership shall be vested in the Advisor, which shall have the power by itself and shall be authorized and empowered on behalf and in the name of the Company and the Operating Partnership, as applicable, to carry out any and all of the objectives and purposes of the Company and the Operating Partnership and to perform all acts and enter into and perform all contracts and other undertakings that it may in its sole discretion deem necessary, advisable or incidental thereto to perform its obligations under this Advisory Agreement.

Section 3.3    Approval by Directors. Notwithstanding the foregoing, any investment in Properties, including any acquisition of a Property by the Company or the Operating Partnership or any investment by the Company or the Operating Partnership in a joint venture, limited partnership or similar entity owning real properties, will require the prior approval of the Board of Directors or a committee of the Board constituting a majority of the Board. The Advisor will deliver to the Board of Directors all documents required by it to properly evaluate the proposed investment.

Section 3.4    Modification or Revocation of Authority of Advisor. The Board may, at any time upon the giving of notice to the Advisor, modify or revoke the authority or approvals set forth in Articles III and IV, provided however, that such modification or revocation shall be effective upon receipt by the Advisor and shall not be applicable to investment transactions to which the Advisor has committed the Company or the Operating Partnership prior to the date of receipt by the Advisor of such notification.

ARTICLE IV
DUTIES OF THE ADVISOR

The Advisor undertakes to use its commercially reasonable efforts to present to the Company and the Operating Partnership potential investment opportunities and to provide a continuing and suitable investment program consistent with the investment objectives and policies of the Company as determined and adopted from time to time by the Board. The Advisor agrees to devote sufficient resources to the administration of the Company and the Operating Partnership to discharge its obligations hereunder. In connection therewith, the Advisor agrees to perform the following services on behalf of the Company and the Operating Partnership.

Section 4.1    Organizational and Offering Services. The Advisor shall manage and supervise:

(a)    the structure and development of any Offering, including the determination of the specific terms of the Securities to be offered by the Company;

(b)    the preparation of all organizational and offering related documents, and obtaining of all required regulatory approvals of such documents;

(c)    along with the Dealer Manager, approval of the participating broker dealers and negotiation of the related selling agreements;

(d)    coordination of the due diligence process relating to participating broker dealers and their review of the Prospectus and other Offering and Company documents;

(e)    preparation and approval of all marketing materials contemplated to be used by the Dealer Manager or others in an Offering;

(f)    along with the Dealer Manager, negotiation and coordination with the transfer agent for the receipt, collection, processing and acceptance of subscription agreements, commissions, and other administrative support functions;

(g)    creation and implementation of various technology and electronic communications related to an Offering; and

(h)    all other services related to organization of the Company or the Offering, whether performed and incurred by the Advisor or its Affiliates.

Section 4.2    Acquisition Services. The Advisor shall:

(a)    serve as the Company’s and the Operating Partnership's real estate investment advisor and provide relevant market research and economic and statistical data in connection with the Company’s assets and investment objectives and policies;

(b)    subject to Article III hereof and the investment objectives and policies of the Company: (i) locate, analyze and select potential investments; (ii) structure and negotiate the terms and conditions of transactions pursuant to which investments in Assets will be made; (iii) acquire Assets on behalf of the Company and the Operating Partnership; and (iv) arrange for financing related to acquisitions of Assets;

(c)    perform due diligence on prospective investments and create due diligence reports summarizing the results of such work;

(d)    prepare reports regarding prospective investments which include recommendations and supporting documentation necessary for the Board to evaluate the proposed investments;

(e)    obtain reports (which may be prepared by the Advisor or its Affiliates), where appropriate, concerning the value of contemplated investments of the Company and the Operating Partnership; and

(f)    negotiate and execute investments and other transactions approved by the Board.

Section 4.3    Asset Management Services and Administrative Services.

(a)    Asset Management and Property Related Services. The Advisor shall:

(i)	negotiate and service the Company’s and the Operating Partnership’s debt facilities and other financings;

(ii)
monitor applicable markets and obtain reports (which may be prepared by the Advisor or its Affiliates) where appropriate, concerning the value of investments of the Company and the Operating Partnership;

(iii)
monitor and evaluate the performance of investments of the Company and the Operating Partnership; provide daily management services to the Company and perform and supervise the various management and operational functions related to the Company’s and the Operating Partnership’s investments;

(iv)
coordinate with the Property Manager on its duties under any property management agreement and assist in obtaining all necessary approvals of major property transactions as governed by the applicable property management agreement;

(v)	coordinate and manage relationships between the Company and the Operating Partnership with any joint venture partners;

(vi)	consult with the officers and Directors of the Company and provide assistance with the evaluation and approval of potential property dispositions, sales or refinancings; and

(vii)	provide the officers and Directors of the Company periodic reports regarding prospective investments in Properties.

(b)    Accounting, SEC Compliance and Other Administrative Services. The Advisor shall:

(i)
coordinate with the Company’s independent accountants and auditors to prepare and deliver to the Board an annual report covering the Advisor’s compliance with certain material aspects of this Advisory Agreement;

(ii)
maintain accounting systems, records and data and any other information requested concerning the activities of the Company and the Operating Partnership as shall be required to prepare and to file all periodic financial reports and returns required to be filed with the SEC and any other regulatory agency, including annual financial statements;

(iii)	provide tax and compliance services and coordinate with appropriate third parties, including independent accountants and other consultants, on related tax matters;

(iv)	maintain all appropriate books and records of the Company and the Operating Partnership;

(v)
provide the officers of the Company and the Board with timely updates related to the overall regulatory environment affecting the Company, as well as managing compliance with such matters, including but not limited to compliance with the Sarbanes-Oxley Act of 2002;

(vi)	consult with the officers of the Company and the Board relating to the corporate governance structure and appropriate policies and procedures related thereto;

(vii)	perform all reporting, record keeping, internal controls and similar matters in a manner to allow the Company to comply with applicable law including the Sarbanes-Oxley Act of 2002;

(viii)
investigate, select, and, on behalf of the Company and the Operating Partnership, engage and conduct business with such Persons as the Advisor deems necessary to the proper performance of its obligations hereunder, including but not limited to consultants, accountants, lenders, technical advisors, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, banks, builders, developers, property owners, mortgagers, construction companies and any and all Persons acting in any other capacity deemed by the Advisor necessary or desirable for the performance of any of the foregoing services;

(ix)
implement and coordinate the processes with respect to the calculation of NAV, and in connection therewith, obtain appraisals performed by an Independent Valuation Advisor concerning the value of the Properties;

(x)	supervise one or more Independent Valuation Advisors and, if and when necessary, recommend to the Board its replacement;

(xi)	monitor the Independent Valuation Advisor’s valuation process to ensure that it complies with the Valuation Procedures;

(xii)	deliver to or maintain on behalf of the Company copies of all appraisals obtained in connection with the investments in Properties;

(xiii)	supervise the performance of such ministerial and administrative functions as may be necessary in connection with the daily operations of the Assets;

(xiv)	provide the Company and the Operating Partnership with all necessary cash management services;

(xv)	consult with the officers of the Company and the Board and assist the Board in evaluating and obtaining adequate insurance coverage based upon risk management determinations;

(xvi)	manage and perform the various administrative functions necessary for the management of the day-to-day operations of the Company and the Operating Partnership;

(xvii)
provide or arrange for administrative services and items, legal and other services, office space, office furnishings, personnel and other overhead items necessary and incidental to the Company’s and the Operating Partnership’s business and operations;

(xviii)	provide financial and operational planning services and portfolio management functions; and

(xix)
from time-to-time, or at any time reasonably requested by the Board, make reports to the Board on the Advisor’s performance of services to the Company and the Operating Partnership under this Advisory Agreement.

(c)    Stockholder Services. The Advisor shall:

(i)	have the authority, in its sole discretion, to retain a transfer agent on behalf of the Company to perform all necessary transfer agent functions;

(ii)	manage and coordinate with such transfer agent, if retained by the Advisor, the distribution process and payments to Stockholders;

(iii)	manage communications with Stockholders, including answering phone calls, preparing and sending written and electronic reports and other communications; and

(iv)	establish technology infrastructure to assist in providing Stockholder support and service.
BANK ACCOUNTS

The Advisor may establish and maintain one or more bank accounts in its own name for the account of the Company or the Operating Partnership or in the name of the Cotmpany or the Operating Partnership and may collect and deposit into any such account or accounts, and disburse from any such account or accounts, any money on behalf of the Company or the Operating Partnership, under such terms and conditions as the Board may approve, provided that no funds shall be commingled with the funds of the Advisor; and the Advisor shall from time to time render appropriate accountings of such collections and payments to the Board and to the auditors of the Company.

ARTICLE VI
RECORDS; ACCESS

The Advisor shall maintain appropriate records of all its activities hereunder and make such records available for inspection by the Board and by counsel, auditors and authorized agents of the Company and the Operating Partnership, at any time or from time to time during normal business hours. The Advisor, in the conduct of its responsibilities to the Company and the Operating Partnership, shall maintain adequate and separate books and records for the Company’s and the Operating Partnership’s operations in accordance with GAAP, which shall be supported by sufficient documentation to ascertain that such books and records are properly and accurately recorded. Such books and records shall be the property of the Company. Such books and records shall include all information necessary to calculate and audit the fees or reimbursements paid under this Advisory Agreement. The Advisor shall utilize procedures to attempt to ensure such control over accounting and financial transactions as is reasonably required to protect the Company’s and the Operating Partnership’s assets from theft, error or fraudulent activity. All financial statements that the Advisor delivers to the Company shall be prepared on an accrual basis in accordance with GAAP, except for special financial reports which by their nature require a deviation from GAAP. The Advisor shall maintain necessary liaison with the Company’s independent accountants and shall provide such accountants with such reports and other information as the Company shall request. The Advisor shall at all reasonable times have access to the books and records of the Company and the Operating Partnership.

ARTICLE VII
OTHER ACTIVITIES OF THE ADVISOR

Section 7.1    General. Nothing herein contained shall prevent the Advisor from engaging in other activities, including, without limitation, the rendering of advice to other Persons (including other REITs) and the management of other programs advised, sponsored or organized by the Advisor or its Affiliates; nor shall this Advisory Agreement limit or restrict the right of any director, officer, employee, or stockholder of the Advisor or its Affiliates to engage in any other business or to render services of any kind to any other partnership, corporation, firm, individual, trust or association. The Advisor may, with respect to any investment in which the Company is a participant, also render advice and service to each and every other participant therein. The Advisor shall report to the Board the existence of any condition or circumstance, existing or anticipated, of which it has knowledge, which creates or could create a conflict of interest between the Advisor’s obligations to the Company and the Operating Partnership and its obligations to or its interest in any other partnership, corporation, firm, individual, trust or association.

Section 7.2    Policy with Respect to Allocation of Investment Opportunities.  The Advisor will allocate potential investment opportunities to GCEAR and to the Company based on the following factors: (1) the investment objectives of each program; (2) the amount of funds available to each program; (3) the financial impact of the acquisition on each program, including each program’s earnings and distribution ratios; (4) various strategic considerations that may impact the value of the investment to each program; (5) the effect of the acquisition on concentration/diversification of each program’s investments; and (6) the income tax effects of the purchase to each program. In the event all acquisition allocation factors have been exhausted and an investment opportunity remains equally suitable for GCEAR and the Company, the Advisor will offer the investment opportunity to the REIT that has had the longest period of time elapse since it was offered an investment opportunity.

If the sponsor no longer sponsors GCEAR, then, in the event that an investment opportunity becomes available that is suitable, under all of the factors considered by the Advisor, for both the Company and one or more other entities affiliated with the Advisor, the Advisor will present such investment opportunities to the Company first, prior to presenting such opportunities to any other programs sponsored by or affiliated with the Advisor. In determining whether or not an investment opportunity is suitable for more than one program, the Advisor, subject to approval by the Board of Directors, shall examine, among others, the following factors: (a) anticipated cash flow of the property to be acquired and the cash requirements of each program; (b) effect of the acquisition on diversification of each program’s investments; (c) policy of each program relating to leverage of properties; (d) income tax effects of the purchase to each program; (e) size of the investment; and (f) amount of funds available to each program and the length of time such funds have been available for investment.

The Advisor shall provide the Independent Directors with any information reasonably requested so that the Independent Directors can ensure that the allocation of investment opportunities is applied fairly. Nothing herein shall be deemed to prevent the Advisor or an Affiliate from pursuing an investment opportunity directly rather than offering it to the Company or another Advisor-sponsored program so long as the Advisor is fulfilling its obligation to present a continuing and suitable investment program to the Company which is consistent with the investment policies and objectives of the Company. If a subsequent development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of the Board of Directors and the Advisor, to be more appropriate for an entity other than the entity which committed to make the investment, however, the Advisor has the right to agree that the other entity affiliated with the Advisors or its Affiliates may make the investment.

ARTICLE VIII
LIMITATIONS ON ACTIVITIES

Anything else in this Advisory Agreement to the contrary notwithstanding, the Advisor shall refrain from taking any action which, in its sole judgment made in good faith, would (a) adversely affect the status of the Company as a REIT, (b) subject the Company to regulation under the Investment Company Act of 1940, as amended, (c) violate any law, rule, regulation or statement of policy of any governmental body or agency having jurisdiction over the Company, its Stock or its other Securities, or the Operating Partnership, or (d) violate the Charter, the Bylaws or the Operating Partnership Agreement, except if such action shall be ordered by the Board, in which case the Advisor shall notify promptly the Board of the Advisor’s judgment of the potential impact of such action and shall refrain from taking such action until it receives further clarification or instructions from the Board. In such event the Advisor shall have no liability for acting in accordance with the specific instructions of the Board so given. For the avoidance of doubt, any activities that could be deemed by the SEC to be those of an “investment adviser” as such term is defined under the Investment Advisers Act of 1940 may only be performed by an SEC registered investment adviser. Notwithstanding the foregoing, the Advisor, its members, managers, directors, officers and employees, and stockholders, members, managers, directors, officers and employees of the Advisor’s Affiliates shall not be liable to the Company or the Operating Partnership or to the Board or Stockholders for any act or omission by the Advisor, its directors, officers or employees, or stockholders, directors or officers of the Advisor’s Affiliates except as provided in this Advisory Agreement.

ARTICLE IX
FEES

Section 9.1    Fees. The Advisor shall receive an Advisory Fee as compensation for the services rendered hereunder. The Advisor is not entitled to acquisition fees, disposition fees or financing fees; provided, however, that the Advisor will receive the compensation set forth in the Original Advisory Agreement for the Company’s investment in an approximately 1,000,000 square foot property located at 39000 Amrheim Road, Livonia, Michigan 48150 with a total transaction price of approximately $82.4 million.

Section 9.2    Advisory Fee. The Advisory Fee will be payable in arrears on a monthly basis and accrue daily in an amount equal to 1/365th of 1.25% of the NAV for each class of Common Stock for each day.

ARTICLE X
EXPENSES

Section 10.1    Reimbursable Expenses. In addition to the compensation paid to the Advisor pursuant to Article IX hereof, the Company or the Operating Partnership shall pay directly or reimburse the Advisor for all of the expenses paid or incurred by the Advisor (to the extent not reimbursable by another party, such as the Dealer Manager) in connection with the services it provides to the Company and the Operating Partnership pursuant to this Advisory Agreement, including, but not limited to:

(a)    reimbursements for Organizational and Offering Expenses in connection with an Offering, provided, however, that within 60 days after the end of the month in which an Offering terminates, the Advisor shall reimburse the Company to the extent Organizational and Offering Expenses borne by the Company (including Selling Commissions, dealer manager fees, distribution fees and non-accountable due diligence expense allowance but not including Acquisition Expenses or any fees, if ever applicable) exceed 15% of the Gross Proceeds raised in a completed Offering;

(b)    subject to the limitation set forth below, Acquisition Expenses incurred by the Advisor or its Affiliates;

(c)    subject to the limitation set forth below, Acquisition Expenses or any fees, if ever applicable, payable to unaffiliated Persons incurred in connection with the selection and acquisition of Properties;

(d)    the actual out-of-pocket cost of goods and services used by the Company and the Operating Partnership and obtained from entities not affiliated with the Advisor including brokerage and other fees paid in connection with the purchase, operation and sale of Assets;

(e)    interest and other costs for borrowed money, including discounts, points and other similar fees;

(f)    taxes and assessments on income or Property and taxes as an expense of doing business and any taxes otherwise imposed on the Company and the Operating Partnership, its business or income;

(g)    costs associated with insurance required in connection with the business of the Company, the Operating Partnership or by the Board;

(h)    expenses of managing and operating Properties owned by the Company or the Operating Partnership, whether payable to an Affiliate of the Company or a non-affiliated Person;

(i)    all expenses in connection with payments to Directors and meetings of the Directors and Stockholders;

(j)    expenses associated with the listing of the Common Stock on a national securities exchange or with the issuance and distribution of Securities other than the Stock issued in an Offering, such as selling commissions and fees, advertising expenses, taxes, legal and accounting fees, listing and registration fees;

(k)    expenses connected with payments of Distributions in cash or otherwise made or caused to be made by the Company to the Stockholders;

(l)    expenses of organizing, converting, modifying, merging, liquidating or dissolving the Company, the Operating Partnership or of amending the Charter, the Bylaws or the Operating Partnership Agreement;

(m)    expenses of maintaining communications with Stockholders, including the cost of preparation, printing, and mailing annual reports and other Stockholder reports, proxy statements and other reports required by governmental entities;

(n)    administrative service expenses, including all direct and indirect costs and expenses incurred by Advisor in fulfilling its duties hereunder and including personnel costs. Such direct and indirect costs and expenses may include reasonable wages and salaries and other employee-related expenses of all employees of Advisor who are directly engaged in the operation, management, administration, and marketing of the Company, including taxes, insurance and benefits relating to such employees, and legal, travel and other out-of-pocket expenses which are directly related to their services provided by Advisor pursuant to this Advisory Agreement;

(o)    audit, accounting and legal fees, and other fees for professional services relating to the operations of the Company and the Operating Partnership and all such fees incurred at the request, or on behalf of, the Independent Directors or any committee of the Board; and

(p)    out-of-pocket costs for the Company and the Operating Partnership to comply with all applicable laws, regulation and ordinances; and all other out-of-pocket costs necessary for the operation of the Company, the Operating Partnership and the Assets incurred by the Advisor in performing its duties hereunder.

The Company or the Operating Partnership shall also reimburse the Advisor or Affiliates of the Advisor for all direct and indirect costs and expenses incurred on behalf of the Company or the Operating Partnership prior to the execution of this Advisory Agreement.

The total of all Acquisition Expenses or any fees, if ever applicable, paid by the Company in connection with the purchase of a Property by the Company shall be reasonable, and shall in no event exceed an amount equal to 6% of the Contract Purchase Price, or in the case of a mortgage loan, 6% of the funds advanced; provided, however, that a majority of the Directors (including the majority of the Independent Directors) not otherwise interested in the transaction may approve fees and expenses in excess of these limits if they determine the transaction to be commercially competitive, fair and reasonable to the Company.

Section 10.2    Other Services. Should the Directors request that the Advisor or any member, manager, officer or employee thereof render services for the Company or the Operating Partnership other than set forth in Article IV, such services shall be separately compensated at such rates and in such amounts as are agreed by the Advisor and a majority of the Independent Directors, subject to the limitations contained in the Charter, and shall not be deemed to be services pursuant to the terms of this Advisory Agreement.

Section 10.3    Timing of and Limitations on Reimbursements.

(a)    Expenses incurred by the Advisor on behalf of the Company and the Operating Partnership and payable pursuant to this Article X shall be reimbursed no less frequently than monthly to the Advisor. The Advisor shall prepare a statement documenting the expenses of the Company and the Operating Partnership during each quarter, and shall deliver such statement to the Company within 45 days after the end of each quarter. Subject to the Excess Expense Guidelines, the Company or the Operating Partnership may advance funds to the Advisor for expenses the Advisor anticipates will be incurred by the Advisor within the current month and any such advances shall be deducted from the amounts reimbursed by the Company or the Operating Partnership to the Advisor.

(b) Expenses may be paid, at the Advisor’s election, in cash or cash equivalent aggregate NAV amounts of shares of Class I Common Stock or Class I Units of the Operating Partnership. The Advisor may waive or defer all or a portion of expenses due under this Article X at any time and from time to time, in its sole discretion.

(c) The Company shall not reimburse the Advisor at the end of any fiscal quarter Operating Expenses that, in the four consecutive fiscal quarters then ended (the “Expense Year”) exceed (the “Excess Amount”) the greater of 2% of Average Invested Assets or 25% of NASAA Net Income (the “Excess Expense Guidelines”) for such year unless a majority of the Independent Directors determines that such excess was justified, based on unusual and nonrecurring factors which they deem sufficient. If a majority of the Independent Directors does not approve such excess as being so justified, any Excess Amount paid to the Advisor during a fiscal quarter shall be repaid to the Company. If a majority of the Independent Directors determines such excess was justified, then within 60 days after the end of any fiscal quarter of the Company for which total reimbursed Operating Expenses for the Expense Year exceed the Excess Expense Guidelines, the Advisor, at the direction of a majority of the Independent Directors, shall send to the Stockholders a written disclosure of such fact, together with an explanation of the factors a majority of the Independent Directors considered in determining that such excess expenses were justified. The Company will ensure that such determination will be reflected in the minutes of the meetings of the Board of Directors. All figures used in the foregoing computation shall be determined in accordance with GAAP.

ARTICLE XI
NO PARTNERSHIP OR JOINT VENTURE

The parties to this Advisory Agreement are not partners or joint venturers with each other, and nothing in this Advisory Agreement shall be construed to make them such partners or joint venturers or impose any liability as such on either of them, and neither shall have the power to bind or obligate any of them except as set forth herein. In all respects, the status of the Advisor under this Advisory Agreement is that of an independent contractor.

ARTICLE XII
RELATIONSHIP WITH DIRECTORS

Subject to Article VIII of this Advisory Agreement and to restrictions set forth in the Charter or deemed advisable with respect to the qualification of the Company as a REIT, members, managers, directors, officers and employees of the Advisor or members, managers, directors, officers and employees of an Affiliate of the Advisor or any corporate parents of an Affiliate, or directors, officers or stockholders of any director, officer or corporate parent of an Affiliate may serve as a Director and as officers of the Company, except that no officer or employee of the Advisor or its Affiliates who also is a Director or officer of the Company shall receive any compensation from the Company for serving as a Director or officer other than reasonable reimbursement for travel and related expenses incurred in attending meetings of the Directors. Directors who are not Independent Directors will be individuals nominated by the Advisor, provided that such director nominees are either directors of the Advisor or have been elected by the board of directors of the Advisor as executive officers of the Advisor.

ARTICLE XIII
REPRESENTATIONS AND WARRANTIES

Section 13.1    The Company. To induce the Advisor to enter into this Advisory Agreement, the Company hereby represents and warrants that:

(a)    The Company is a corporation, duly organized, validly existing and in good standing under the laws of the State of Maryland with all requisite corporate power and authority and all material licenses, permits and authorizations necessary to carry out the transactions contemplated by this Advisory Agreement.

(b)    The Company’s execution, delivery and performance of this Advisory Agreement has been duly authorized by the Board of Directors including a majority of all Independent Directors of the Company. This Advisory Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Company’s execution and delivery of this Advisory Agreement and its fulfillment of and compliance with the respective terms hereof do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the assets of the Company pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of or (vi) require any authorization, consent, approval, exception or other action by or notice to any court or administrative or governmental body pursuant to, the Charter or Bylaws or any law, statute, rule or regulation to which the Company is subject, or any agreement, instrument, order, judgment or decree by which the Company is bound, in any such case in a manner that would have a material adverse effect on the ability of the Company to perform any of its obligations under this Advisory Agreement.

Section 13.2    The Operating Partnership. To induce the Advisor to enter into this Advisory Agreement, the Operating Partnership hereby represents and warrants that:

(a)    The Operating Partnership is a Delaware limited partnership, duly organized, validly existing and in good standing under the laws of the State of Delaware with all requisite power and authority and all material licenses, permits and authorizations necessary to carry out the transactions contemplated by this Advisory Agreement.

(b)    The Operating Partnership’s execution, delivery and performance of this Advisory Agreement has been duly authorized. This Advisory Agreement constitutes the valid and binding obligation of the Operating Partnership, enforceable against the Operating Partnership in accordance with its terms. The Operating Partnership’s execution and delivery of this Advisory Agreement and its fulfillment of and compliance with the respective terms hereof do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the assets of the Operating Partnership pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of or (vi) require any authorization, consent, approval, exception or other action by or notice to any court or administrative or governmental body pursuant to, the Operating Partnership Agreement or any law, statute, rule or regulation to which the Operating Partnership is subject, or any agreement, instrument, order, judgment or decree by which the Operating Partnership is bound, in any such case in a manner that would have a material adverse effect on the ability of the Operating Partnership to perform any of its obligations under this Advisory Agreement.

Section 13.3    The Advisor. To induce the Company and the Operating Partnership to enter into this Advisory Agreement, the Advisor represents and warrants that:

(a)    The Advisor is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware with all requisite company power and authority and all material licenses, permits and authorizations necessary to carry out the transactions contemplated by this Advisory Agreement.

(b)    The Advisor’s execution, delivery and performance of this Advisory Agreement has been duly authorized. This Advisory Agreement constitutes a valid and binding obligation of the Advisor, enforceable against the Advisor in accordance with its terms. The Advisor’s execution and delivery of this Advisory Agreement and its fulfillment of and compliance with the respective terms hereof do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Advisor’s assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of or (vi) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to, the Advisor’s limited liability company agreement, or any law, statute, rule or regulation to which the Advisor is subject, or any agreement, instrument, order, judgment or decree by which the Advisor is bound, in any such case in a manner that would have a material adverse effect on the ability of the Advisor to perform any of its obligations under this Advisory Agreement.

(c)    The Advisor has received copies of the Charter, the Bylaws, the Registration Statement and the Operating Partnership Agreement and is familiar with the terms thereof, including without limitation the investment limitations included therein. The Advisor warrants that it will use reasonable care to avoid any act or omission that would conflict with the terms of the Charter, the Bylaws, the Registration Statement, or the Operating Partnership Agreement in the absence of the express direction of a majority of the Independent Directors.

ARTICLE XIV
TERM; TERMINATION OF AGREEMENT

Section 14.1    Term. This Advisory Agreement shall continue in force until the first anniversary of the date hereof. Thereafter, this Advisory Agreement may be renewed for an unlimited number of successive one-year terms upon mutual consent of the parties. The Company, acting through the Board, will evaluate the performance of the Advisor annually before renewing the Agreement, and each such renewal shall be for a term of no more than one year.

Section 14.2    Termination by Any Party. This Advisory Agreement may be terminated upon 60 days’ written notice without cause or penalty, by any party (by a majority of the Independent Directors of the Company or the manager of the Advisor).

Section 14.3    Termination by the Advisor. This Advisory Agreement may be terminated immediately by the Advisor in the event of any material breach of this Advisory Agreement by the Company or the Operating Partnership not cured within 30 days after written notice thereof.

Section 14.4    Termination by the Company. This Advisory Agreement may be terminated immediately by the Company or the Operating Partnership in the event of (a) any material breach of this Advisory Agreement by the Advisor not cured by the Advisor within 30 days after written notice thereof; (b) a decree or order is rendered by a court having jurisdiction (i) adjudging Advisor as bankrupt or insolvent, or (ii) approving as properly filed a petition seeking reorganization, readjustment, arrangement, composition or similar relief for Advisor under the federal bankruptcy laws or any similar applicable law or practice, or (iii) appointing a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of Advisor or a substantial part of the property of Advisor, or for the winding up or liquidation of its affairs; or (c) Advisor (i) institutes proceedings to be adjudicated a voluntary bankrupt or an insolvent, (ii) consents to the filing of a bankruptcy proceeding against it, (iii) files a petition or answer or consent seeking reorganization, readjustment, arrangement, composition or relief under any similar applicable law or practice, (iv) consents to the filing of any such petition, or to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency for it or for a substantial part of its property, (v) makes an assignment for the benefit of creditors, (vi) is unable to or admits in writing its inability to pay its debts generally as they become due unless such inability shall be the fault of the Operating Partnership, or (vii) takes company or other action in furtherance of any of the aforesaid purposes.

Section 14.5    Survival. The provisions of Articles I, VI, VII and XV through XX survive termination of this Advisory Agreement.

ARTICLE XV
PAYMENTS TO AND DUTIES OF
PARTIES UPON TERMINATION

Section 15.1    Reimbursable Expenses and Earned Fees. After the Termination Date, the Advisor shall be entitled to receive from the Company or the Operating Partnership within thirty (30) days after the effective date of such termination all amounts then accrued and owing to the Advisor, including all unpaid reimbursable expenses and all earned but unpaid fees payable to the Advisor prior to termination of this Advisory Agreement.

Section 15.2    Advisor’s Duties Upon Termination. The Advisor shall promptly upon termination:

(a)    pay over to the Company and the Operating Partnership all money collected and held for the account of the Company and the Operating Partnership pursuant to this Advisory Agreement, after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled;

(b)    deliver to the Board a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board;

(c)    deliver to the Board all assets, including Properties, and documents of the Company and the Operating Partnership then in the custody of the Advisor; and

(d)    cooperate with the Company and the Operating Partnership to provide an orderly management transition.

Section 15.3    Non-Solicitation. During the period commencing on the effective date of this Advisory Agreement and ending two years following the Termination Date, the Company shall not, without the Advisor’s prior written consent, directly or indirectly, (i) solicit or encourage any employee, consultant, contractor or other Person performing services on behalf of the Advisor or its Affiliates to leave the employment or other service of the Advisor or any of its Affiliates, or (ii) hire or pay, directly or indirectly, any compensation to, on behalf of the Company or any other Person, any employee, consultant, contractor or other Person performing services on behalf of the Advisor or its Affiliates who has left the employment of, or engagement by, the Advisor or any of its Affiliates within the two-year period following the termination of that person’s employment with, or engagement by, the Advisor or any of its Affiliates. During the period commencing on the effective date of this Advisory Agreement and ending two years following the Termination Date, the Company will not, whether for its own account or for the account of any other Person, intentionally interfere with the relationship of the Advisor or any of its Affiliates with, or endeavor to entice away from the Advisor or any of its Affiliates, any Person who during the term of this Advisory Agreement is, or during the preceding two-year period was, a tenant, co-investor, co-developer, joint venturer or other customer of the Advisor or any of its Affiliates.

ARTICLE XVI
ASSIGNMENT TO AN AFFILIATE

This Advisory Agreement may be assigned by the Advisor to an Affiliate with the approval of a majority of the Independent Directors. The Advisor may assign any rights to receive fees or other payments under this Advisory Agreement without obtaining the approval of the Directors. This Advisory Agreement shall not be assigned by the Company or the Operating Partnership without the consent of the Advisor, except in the case of an assignment by the Company or the Operating Partnership, as the case may be, to a legal entity that is a successor to all of the assets, rights and obligations of the Company or the Operating Partnership, as the case may be, in which case such successor organization shall be bound hereunder and by the terms of said assignment in the same manner as the Company or the Operating Partnership, as the case may be, is bound by this Advisory Agreement.

ARTICLE XVII
INCORPORATION OF THE CHARTER AND THE OPERATING PARTNERSHIP AGREEMENT

To the extent that the Charter or the Operating Partnership Agreement as in effect on the date hereof impose obligations or restrictions on the Advisor or grant the Advisor certain rights which are not set forth in this Advisory Agreement, the Advisor shall abide by such obligations or restrictions and such rights shall inure to the benefit of the Advisor with the same force and effect as if they were set forth herein.

ARTICLE XVIII
INDEMNIFICATION BY THE COMPANY AND THE OPERATING PARTNERSHIP

The Company and the Operating Partnership shall indemnify and hold harmless the Advisor and its Affiliates, including their respective officers, directors, partners and employees, from all liability, claims, damages or losses arising in the performance of their duties hereunder, and related expenses, including reasonable attorneys’ fees, to the extent such liability, claims, damages or losses and related expenses are not fully reimbursed by insurance, subject to any limitations imposed by the laws of the State of Maryland and the State of Delaware, as applicable, and only if all of the following conditions are met:

(a)    The directors or the Advisor or its Affiliates have determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Company and the Operating Partnership, as applicable;

(b)    The Advisor or its Affiliates were acting on behalf of or performing services for the Company or the Operating Partnership;

(c)    Such liability or loss was not the result of negligence or misconduct by the Advisor or its Affiliates; and

(d)    Such indemnification or agreement to hold harmless is recoverable only out of the Company’s net assets, including insurance proceeds, and not from its Stockholders.

(e)    With respect to losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws, one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws. Notwithstanding the foregoing, the Advisor shall not be entitled to indemnification or be held harmless pursuant to this Article XVIII for any activity which the Advisor shall be required to indemnify or hold harmless the Company and the Operating Partnership pursuant to Article XIX.

ARTICLE XIX

INDEMNIFICATION BY ADVISOR

The Advisor shall indemnify and hold harmless the Company and the Operating Partnership from contract or other liability, claims, damages, taxes or losses and related expenses including attorneys’ fees, to the extent that such liability, claims, damages, taxes or losses and related expenses are not fully reimbursed by insurance and are incurred by reason of the Advisor’s gross negligence, bad faith, fraud, willful misfeasance, misconduct, or reckless disregard of its duties, but Advisor shall not be held responsible for any action of the Board in declining to follow any advice or recommendation given by the Advisor.

ARTICLE XX
LIMITATION OF LIABILITY

In no event will the parties be liable for damages based on loss of income, profit or savings or indirect, incidental, consequential, exemplary, punitive or special damages of the other party or person, including third parties, even if such party has been advised of the possibility of such damages in advance, and all such damages are expressly disclaimed.

ARTICLE XXI
NOTICES

Any notice in this Advisory Agreement permitted to be given, made or accepted by either party to the other, must be in writing and may be given or served by (1) overnight courier, (2) depositing the same in the United States mail, postpaid, certified, return receipt requested, or (3) facsimile transfer. Notice deposited in the United States mail shall be deemed given when mailed. Notice given in any other manner shall be effective when received at the address of the addressee. For purposes hereof the addresses of the parties, until changed as hereafter provided, shall be as follows:

To the Company:	To the Company: Griffin Capital Essential Asset REIT II, Inc.
Attention: Kevin A. Shields
Griffin Capital Plaza
1520 E. Grand Avenue
El Segundo, California 90245
Fax: 310-606-5910

With a copy to:	With a copy to: Chairman of the Nominating and Corporate
Governance Committee
Griffin Capital Plaza
1520 E. Grand Avenue
El Segundo, California 90245
Fax: 310-606-5910

To the Operating Partnership: Griffin Capital Essential Asset Operating
Partnership II, L.P.
Attention: Kevin A. Shields
Griffin Capital Plaza
1520 E. Grand Avenue
El Segundo, California 90245
Fax: 310-606-5910

To the Advisor:	To the Advisor: Griffin Capital Essential Asset Advisor II, LLC
Attention: Kevin A. Shields
Griffin Capital Plaza
1520 E. Grand Avenue
El Segundo, California 90245
Fax: 310-606-5910
Any party may at any time give notice in writing to the other party of a change in its address for the purposes of this Article XXI.

ARTICLE XXII
MODIFICATION

This Advisory Agreement shall not be changed, modified, terminated, or discharged, in whole or in part, except by an instrument in writing signed by the parties hereto, or their respective successors or assignees.

ARTICLE XXIII
SEVERABILITY

The provisions of this Advisory Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

ARTICLE XXIV
CONSTRUCTION/GOVERNING LAW

The provisions of this Advisory Agreement shall be construed and interpreted in accordance with the laws of the State of California.

ARTICLE XXV
ENTIRE AGREEMENT

This Advisory Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements (including the Original Advisory Agreement), understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Advisory Agreement may not be modified or amended other than by an agreement in writing.

ARTICLE XXVI
INDULGENCES, NOT WAIVERS

Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Advisory Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

ARTICLE XXVII
GENDER

Words used herein regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

ARTICLE XXVIII
TITLES NOT TO AFFECT INTERPRETATION

The titles of paragraphs and subparagraphs contained in this Advisory Agreement are for convenience only, and they neither form a part of this Advisory Agreement nor are they to be used in the construction or interpretation hereof.

ARTICLE XXIX
EXECUTION IN COUNTERPARTS

This Advisory Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Advisory Agreement shall become binding when the counterparts hereof, taken together, bear the signatures of all of the parties reflected hereon as the signatories.

ARTICLE XXX
INITIAL INVESTMENT

The Advisor has purchased 100 shares of Common Stock for $1,000.00. The Advisor has purchased 20,000 OP Units for $200,000. In addition, the Advisor may not sell any of the OP Units while the Advisor acts in such advisory capacity to the Company or the Operating Partnership, provided, that such OP Units may be transferred to Affiliates of the Advisor. Affiliates of the Advisor may not sell any of the OP Units while the Advisor acts in such advisory capacity to the Company or the Operating Partnership, provided, that such OP Units may be transferred to the Advisor or other Affiliates of the Advisor. The restrictions included above shall not apply to any other Securities acquired by the Advisor or its Affiliates. With respect to any Securities owned by the Advisor, the Directors, or any of their Affiliates, neither the Advisor, nor the Directors, nor any of their Affiliates may vote or consent on matters submitted to the Stockholders regarding the removal of the Advisor, Directors or any of their Affiliates or any transaction between the Company and any of them. In determining the requisite percentage in interest of Securities necessary to approve a matter on which the Advisor, Directors and any of their Affiliates may not vote or consent, any Securities owned by any of them shall not be included.

[SIGNATURES APPEAR ON NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Advisory Agreement as of the date and year first above written.

THE COMPANY:

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.

By: /s/ Kevin A. Shields
Kevin A. Shields
Chief Executive Officer

THE OPERATING PARTNERSHIP:

GRIFFIN CAPITAL ESSENTIAL ASSET OPERATING PARTNERSHIP II, L.P.

BY: GRIFFIN CAPITAL ESSENTIAL ASSET REIT II,
INC., ITS GENERAL PARTNER
By: /s/ Kevin A. Shields
Kevin A. Shields
Chief Executive Officer

THE ADVISOR:

GRIFFIN CAPITAL ESSENTIAL ASSET ADVISOR II, LLC

By: /s/ Kevin A. Shields
Kevin A. Shields
Chief Executive Officer